QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
National Mercantile Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

1840 Century Park East
Los Angeles, CA 90067

April 28, 2003

Dear Shareholders:

        We cordially invite you to attend the 2003 Annual Meeting of Shareholders. The meeting will be held on Thursday, May 29, 2003 at 6:00 p.m. at Mercantile National Bank, 1840 Century Park East, Main Floor, Los Angeles, California 90067.

        Attached are the Notice of the 2003 Annual Meeting of Shareholders, the Proxy Statement, the Proxy Card and a postage prepaid return envelope, as well as a copy of our Annual Report on Form 10-KSB and the 2002 Summary Annual Report.

        At the meeting, the shareholders will be asked to elect eight directors, to approve amendments to the 1996 Stock Incentive Plan, and to approve an amendment to the Articles of Incorporation to extend the restriction to prohibit, until July 1, 2006, the transfer of shares of common or preferred stock to any person who is or would become the beneficial owner of more than 4.5% of the Company's outstanding stock. As you may recall, this restriction has been imposed to reduce the risk that we would inadvertently lose the full benefit of our income tax net operating loss carryforwards as a result of a "change of ownership" for tax purposes.

        At the meeting we will also report on our performance in 2002 and answer your questions regarding the Company.

        We look forward to seeing you at the meeting.

Sincerely,

Robert E. Gipson Chairman of the Board	Scott A. Montgomery President and Chief Executive Officer

1840 Century Park East
Los Angeles, CA 90067

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
to be held Thursday, May 29, 2003

        The Annual Meeting of Shareholders of National Mercantile Bancorp will be held on Thursday, May 29, 2003 at 6:00 p.m. at Mercantile National Bank, 1840 Century Park East, Main Floor, Los Angeles, California 90067.

        At the Annual Meeting we will ask you to:

  1.
  Elect eight directors to serve for a term of one year and until their successors are elected and qualified. The persons nominated by the Board of Directors (Donald E. Benson, Joseph N. Cohen, Robert E. Gipson, Antoinette Hubenette, M.D., Scott A. Montgomery, Judge Dion G. Morrow, Carl R. Terzian and Robert E. Thomson) are described in the accompanying Proxy Statement;

  2.
  Approve amendments to the 1996 Stock Incentive Plan which would increase the number of shares of Common Stock available for issuance by, among other things, from 548,510 shares to 668,510 shares; and

  3.
  Approve an amendment to Article XIII of the Articles of Incorporation to extend the termination date of that Article from July 1, 2003 to July 1, 2006 (in general, Article XIII prohibits the transfer, without the prior approval of the Board of Directors, of shares of common or preferred stock to any person if such person is or would become by reason of such transfer the beneficial owner of more than 4.5% of National Mercantile Bancorp's capital stock); and

  4.
  Transact any other business that may properly be presented at the meeting.

        If you owned either Common Stock or Series A Noncumulative Convertible Preferred Stock of National Mercantile Bancorp on April 18, 2003, the record date, you are entitled to attend and vote at the meeting.

By Order of the Board of Directors,

Rita Melchor Corporate Secretary
April 28, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE DATE, SIGN AND RETURN THE ACCOMPANYING PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING, AND YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AND PREFER TO VOTE IN PERSON.

i

 NATIONAL MERCANTILE BANCORP
PROXY STATEMENT
2003 ANNUAL MEETING OF SHAREHOLDERS
to be held May 29, 2003

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement and proxy card?

        We sent you this Proxy Statement and the enclosed proxy card because you own shares of National Mercantile Bancorp. Your proxy is being solicited by the Board of Directors of National Mercantile Bancorp. This Proxy Statement provides you with information which will help you to cast your vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        When you sign the proxy card, you appoint each of Scott A. Montgomery and Robert E. Thomson, Directors of National Mercantile Bancorp, as your representatives at the Annual Meeting (your proxies). Mr. Montgomery and Mr. Thomson will vote your shares at the Annual Meeting, as you have instructed them on your proxy card(s). If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Mr. Montgomery or Mr. Thomson will vote your shares, under your proxy, in accordance with his best judgment.

        We began sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on April xx, 2003 to all shareholders entitled to vote. Shareholders who owned Common Stock or Series A Noncumulative Convertible Perpetual Preferred Stock ("Series A Preferred Stock") on April 18, 2003 (the record date) are entitled to vote. On the record date, there were 2,692,729 shares of Common Stock outstanding and 732,785 shares of Series A Preferred Stock outstanding. Each share of Series A Preferred Stock is convertible into two shares of Common Stock for a total of 1,465,570 shares of Common Stock. These are our two classes of voting stock.

        We have enclosed our 2002 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission, which includes our financial statements, and our Summary Annual Report. The Form 10-KSB and our Summary Annual Report are not to be considered part of the soliciting materials.

What am I voting on?

        We ask you to vote on the election of eight directors, amendments to the 1996 Stock Incentive Plan, which would, among other things, increase the number of shares of Common Stock available for issuance by 120,000 shares, and an amendment to the Articles of Incorporation, which would extend the termination of Article XIII (which imposes certain restrictions on the transfer of our shares). The sections entitled "Election of Directors," "Amendment to the 1996 Stock Incentive Plan," and "Amendment to Articles of Incorporation" give you more information on these proposals.

        At the time this Proxy Statement was printed, we knew of no other matters to be acted on by the shareholders at the Annual Meeting.

How many votes do I have?

        You have one vote for each share of our Common Stock and two votes for each share of our Series A Preferred Stock. In the election of directors, you may be permitted to "cumulate" your votes.

What is "cumulative voting"?

        Cumulative voting is a manner of voting in the election of directors in which each shareholder is entitled to a total number of votes equal to the number of directors to be elected multiplied by the number of votes the shareholder would have on a single matter. The number of votes a shareholder has on a single matter is the number of shares of Common Stock held by the shareholder plus two times the number of shares of Series A Preferred Stock held by the shareholder (since each share of Series A Preferred Stock is entitled to two votes). For example, if you hold 1,000 shares of Common Stock and 200 shares of Series A Preferred Stock, you are entitled to 11,200 total votes in the election of directors (8—the number of directors—multiplied by one vote per share of Common Stock, or 8,000 votes, plus 8 multiplied by two votes per share of Series A Preferred, or 3,200 votes). A shareholder may use all of his or her votes for one nominee, or may distribute his or her votes among two or more nominees as the shareholder sees fit. No shareholder may cumulate votes unless at least one shareholder gives notice at the Annual Meeting of his or her intention to cumulate votes.

        Mr. Montgomery and Mr. Thomson (your proxies) may, in their discretion, cumulate votes for shares with respect to which they have proxies.

How are abstentions and broker non-votes treated?

        Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions will not be counted either as a vote for or against on the proposal to amend the 1996 Stock Incentive Plan, but will have the effect of a vote against on the proposal to amend the Articles of Incorporation. A broker non-vote will not be counted either as a vote cast for or against the proposal. Abstentions and broker non-votes have no effect on the election of directors.

How do I vote?

You may vote by mail

        Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of the nominees for directors identified in this Proxy Statement, FOR the amendments to the 1996 Stock Incentive Plan, and FOR the amendment to the Articles of Incorporation.

You may vote in person at the meeting

        You may attend the Annual Meeting and vote in person. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Otherwise, we cannot count your votes.

May I revoke my proxy?

        If you have returned your signed proxy card, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

  •
  You may send in another proxy with a later date.

  •
  You may notify National Mercantile Bancorp's Secretary in writing before the Annual Meeting that you have revoked your proxy.

  •
  You may vote in person at the Annual Meeting.

How will shares I hold in street name be voted?

        If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority under New York Stock Exchange rules to vote customers'

shares on certain "routine" matters, including the election of directors. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted.

        We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the Annual Meeting.

What does it mean if I receive more than one proxy card?

        If you own both Common Stock and Series A Preferred Stock or if you have more than one account at the transfer agent and/or with stockbrokers, you will receive separate proxy cards for each class of stock and for each account. Please sign and return all proxy cards to ensure that all your shares are voted.

How many votes may be cast at the Annual Meeting?

        Based on the number of shares of Common Stock and Series A Preferred Stock outstanding on the record date, up to 4,158,299 votes may be cast on any matter.

How many shares do you need to hold the Annual Meeting (what are the quorum requirements)?

        Shares representing a majority of our outstanding votes on the record date of April 18, 2003 must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Accordingly, a quorum for our annual meeting is 2,079,150 shares.

        Shares are counted as present at the meeting if the stockholder either:

  •
  is present at the meeting, or

  •
  has properly submitted a proxy card

Who nominates individuals for election to the Board of Directors?

        Our bylaws state that nominations for the election of individuals to the Board of Directors may be made by the Board of Directors or by any holder of our voting stock. Nominations, other than those made by the Board of Directors, must be made in writing. If you wish to make such nominations, your notice must be received by the President of National Mercantile Bancorp no more than 60 days prior to the Annual Meeting and no more than 10 days after the Notice of Annual Meeting is sent to shareholders. If the Notice of Annual Meeting is sent to shareholders exactly 10 days before the meeting, then your notice of intention to make a nomination to the Board of Directors must be made no later than the time fixed for the opening of the Annual Meeting as stated in the Notice of Annual Meeting. If you want to make a nomination to the Board of Directors you must give the following information to the extent known to you:

  •
  Name and address of each proposed nominee

  •
  Principal occupation of each proposed nominee

  •
  Number of shares of our stock owned by each proposed nominee

  •
  Your name and address and

  •
  The number of shares owned by you

        If nominations to the Board of Directors are not made as outlined above, the Chairman of the meeting may disregard the nominations and instruct the inspectors of election to disregard all votes cast for such nominees.

How many votes must the director nominees have to be elected?

        The eight nominees receiving the highest number of votes will be elected as directors. This number is called a plurality. If you do not vote for a particular nominee, or you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

How many votes are required to amend the 1996 Stock Incentive Plan and the Articles of Incorporation?

        The Articles of Incorporation will be amended if the amendment is approved by shares representing a majority of the votes entitled to be cast on the matter. Because 4,158,299 votes may be cast at the Annual Meeting, the amendment will be approved if 2,079,150 votes are cast in favor of the amendment. The 1996 Stock Incentive Plan will be amended if a majority of the votes cast are in favor of the amendments.

Who pays the costs of soliciting these proxies?

        We pay for distributing and soliciting proxies and reimburse brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to shareholders. Our directors, officers and regular employees may solicit proxies in person, through mail, telephone or other means. We do not pay those individuals additional compensation for soliciting proxies.

ELECTION OF DIRECTORS

        Our bylaws state that the Board of Directors will consist of not less than six directors nor more than eleven directors, with the exact number fixed from time to time by the Board or by the shareholders. The Board of Directors has fixed the number of directors at eight as of the Annual Meeting.

        Based on the recommendation of the Nominating Committee, the Board has nominated eight current directors for re-election. If you re-elect them, they will hold office until the next annual meeting and their successors are duly elected and qualified. Each nominee has indicated that he or she is willing to serve as a director. If any nominee is unable to serve or for good cause will not serve, Mr. Thomson or Mr. Montgomery (your proxies) may vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, the Board may fill the vacancy until the next annual meeting. It is presently intended that all directors elected at the Annual Meeting will also serve as directors of Mercantile National Bank. In addition, it is intended that if elected Messrs. Montgomery, Benson and Gipson will continue to serve as directors of South Bay Bank, N.A.

        The following information is provided regarding the nominees.

Donald E. Benson Director since 1998 Age 72	Mr. Benson is Executive Vice President and a director of Marquette Financial Companies, Minneapolis, Minnesota, a financial services holding company (formerly Marquette Bancshares, Inc.). He has served in that position since 1992. Mr. Benson is also a director of Mesaba Holdings, Inc., commuter airline; Mass Mutual Corporate Investors, a mutual fund; and Mass Mutual Participation Investors, a mutual fund.
Joseph N. Cohen Director since 1998 Age 57
Mr. Cohen is President of American Entertainment Investors, Inc., Santa Monica, California, a media financing and consulting firm, since February 1996 and a Principal of Abel's Hill Capital Corp., an investment banking firm, since October 1996.

Robert E. Gipson Director since 1996 Age 56
Mr. Gipson is President of Alpha Analytics Investment Group, LLC, Los Angeles, California, a registered investment advisor, and has served in that capacity since its organization in 1998. He is also a trustee of Alpha Analytics Investment Trust, a mutual fund. Mr. Gipson is Of Counsel to the law firm of Gipson Hoffman & Pancione and has been a lawyer with that firm since 1982. Mr. Gipson is also President of Corporate Management Group, Inc., a financial management company, since 1988. Mr. Gipson has been Chairman of National Mercantile Bancorp since June 1997 and was Chairman of Mercantile National Bank from June 1997 to December 1998. He also serves as a director of Business First National Bank, Santa Barbara, California, since January 2001.
Antoinette Hubenette, M.D. Director since 1998 Age 54
Dr. Hubenette was President and a director of Cedars-Sinai Medical Group, Beverly Hills, California (formerly Medical Group of Beverly Hills), a physician's medical practice group, from 1994 to 2000. She has been a practicing physician since 1982. She continues in part-time practice of general internal medicine.
Scott A. Montgomery Director since 1995 Age 61
Mr. Montgomery is President and Chief Executive Officer of National Mercantile Bancorp, Mercantile National Bank and South Bay Bank, N.A. He served in that position for Mercantile National Bank since November 1995, for National Mercantile Bancorp since June 1997 and for South Bay Bank, N.A. since December 2001.
Judge Dion G. Morrow Director since 1998 Age 70
Judge Morrow has served as a private judge since November 1995. From February 1978 to October 1995, he served as Judge of the Los Angeles Superior Court. Judge Morrow has been Chairman of the Board of Mercantile National Bank since December 1998. During 2000 Judge Morrow also served as a member of the Judicial Review Commission on Foreign Asset Control, a joint commission of the Congress established by the Drug Kingpin Act of 1999.
Carl R. Terzian Director since 1998 Age 67
Mr. Terzian has been Chairman of the Board of Directors and Chief Executive Officer of Carl Terzian Associates, Los Angeles, California, a national public relations consulting firm, since 1969. He is also a director of Transamerica Investors, Inc., a member of the Transamerica Corp. family, which manages its own mutual funds and ECHO, a national electronic clearing house for bank checks and credit cards.
Robert E. Thomson Director of Bancorp since 1983 and of the Bank since 1982 Age 62
Mr. Thomson has been Of Counsel to the law firm of Jekel & Howard, LLP, Scottsdale, Arizona since August 1996. He has been Vice Chair of National Mercantile Bancorp and Mercantile National Bank since June 1991.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES

Arrangement for Selection of Directors

        We have agreed with certain persons (as successors to Conrad Company) that the Board of Directors would nominate for election as director a person or persons nominated by them. These persons include Carl R. Pohlad, as Trustee of the Revocable Trust of Carl R. Pohlad, Eloise O. Pohlad, as Trustee of the Revocable Trust of Eloise O. Pohlad, James O. Pohlad, Robert C. Pohlad and William M. Pohlad. This agreement was entered into in connection with Conrad Company's purchase of Series A Preferred Stock in our 1997 recapitalization. The number of persons which these persons can nominate is the number which it and its affiliates would be entitled to elect based on cumulative voting. This agreement expires when these persons no longer hold any shares of Series A Preferred Stock. Since 1998 Donald E. Benson has been nominated as Director pursuant to the agreement.

Board and Committee Meetings

        The Board met 13 times during fiscal year 2002. No director attended less than 75% of all meetings of the Board of Directors and Committees on which he or she served held in 2002. The following information is provided regarding certain Board Committees standing during 2002.

        Nominating Committee.    The Nominating Committee recommends candidates to fill vacancies on the Board of Directors, recommends the slate of directors to be elected at the annual meeting of shareholders and considers nominees for the Board of Directors recommended by shareholders. The Nominating Committee consists of Directors Gipson, who serves as Chairman, Benson, Montgomery and Terzian. The Nominating Committee met one time in 2002.

        Stock Option and Compensation Committee.    In January 2002, the Stock Option Committee was renamed the Stock Option and Compensation Committee ("Committee") and the Committee took over the compensation functions previously undertaken by the Compensation Committee of Mercantile National Bank and recommends to the Board of Directors all elements of compensation for the executive officers. The Committee also has authority to administer the Company's 1996 Stock Incentive Plan. The Committee consists of Directors Morrow, who serves as Chairman, Hubenette, Montgomery and Thomson. The Committee met one time in 2002.

        Audit Committee.    The functions of the Audit Committee and its activities during fiscal 2002 are described below under the heading Report of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent National Mercantile Bancorp specifically incorporates this Report by reference therein.

        The Audit Committee of the Board of Directors is composed of four directors, a majority of whom are "independent" under the listing standards of the National Association of Securities Dealers. The members of the Audit Committee are Directors Benson, who serves as Chairman, Cohen, Gipson and Morrow.

        The Audit Committee held five meetings during 2002. The Board of Directors has adopted a written charter for the Audit Committee, and the Audit Committee within the past year has reviewed and assessed the adequacy of the charter.

        The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities the Audit Committee reviewed and discussed the audited financial statements included in the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission, as well as the unaudited financial statements filed with our quarterly reports on Form 10-QSB.

        The Audit Committee met and discussed with management and the independent auditors the matters required to be discussed by Statements on Accounting Standards (SAS) No. 61. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from National Mercantile Bancorp and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1.

        The Audit Committee also met and discussed with the independent auditors issues related to the overall scope and objectives of the audit, National Mercantile Bancorp's internal controls and critical accounting policies, and the specific results of the audit. Management was present at all or some part of each of these meetings. Lastly, the Audit Committee met with management and discussed the engagement of Ernst & Young LLP and the removal of Arthur Andersen as National Mercantile Bancorp's independent auditors.

        Pursuant to the reviews and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year 2002 filed with the Securities and Exchange Commission.

        Management is responsible for National Mercantile Bancorp's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. National Mercantile Bancorp's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is neither our duty nor our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of National Mercantile Bancorp and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on National Mercantile Bancorp's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our consultations and discussions with management and the independent auditors do not assure that National Mercantile Bancorp's financial statements are presented in accordance with generally accepted accounting principles, that the audit of National Mercantile Bancorp's financial statements has been carried out in accordance with generally accepted auditing standards or that our Company's independent accountants are in fact "independent."

        Signed and adopted by the Audit Committee as of March 28, 2003.

/s/ Donald E. Benson, Chairman /s/ Joseph N. Cohen /s/ Robert E. Gipson /s/ Dion G. Morrow

Compensation of Directors

        In 2002, non-employee directors received the following compensation:

  •
  The Chairman of National Mercantile Bancorp and the Chairman of Mercantile National Bank received a monthly retainer of $600. The Chairmen also received an additional $450 for each Board meeting attended and $200 for each Board Committee meeting attended.

  •
  Each other non-employee Director received a monthly retainer of $500 and an additional $450 for each Board meeting attended and $150 for each Board Committee meeting attended.

  •
  The Chairman of the Loan Committee received a monthly retainer of $250 and each other non-employee member of the Loan Committee received a monthly retainer of $200.

        Effective March 1, 2002 the monthly retainer fee was increased by $150, the Board meeting attendance fee was increased by $50 and each Committee meeting attendance fee was increased by $50.

        Directors who are employees (Mr. Montgomery) received no separate compensation for their services as directors. We do not reimburse directors for travel and other related expenses incurred in attending shareholders, Board or committee meetings.

Certain Relationships and Related Transactions

        From time to time we have made loans to directors and executive officers. All of these loans which were either made or were outstanding in 2002 were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectability or present other unfavorable features.

AMENDMENTS TO THE 1996 STOCK INCENTIVE PLAN

        The Board of Directors has approved several amendments to the 1996 Stock Incentive Plan (the "1996 Plan"). A copy of the 1996 Plan, as proposed to be amended, is attached as Exhibit A to this Proxy Statement.

        While the Board of Directors has the authority to adopt these amendments without shareholder approval, the Board has determined to make the amendments subject to shareholder approval. Approval requires the affirmative vote of a majority of the votes cast on this issue.

        The amendments would:

          1.    Increase the Number of Shares.    The amendments would increase the number of shares of Common Stock authorized for awards under the 1996 Plan from 548,510 shares to 668,510 shares.

          The Board of Directors believes that our policy of encouraging stock ownership by our officers, employees, directors and independent contractors has been and will continue to be a positive factor in our growth and success by enabling us to attract and retain officers, directors, employees and independent contractors to stimulate their efforts towards achievement of our objectives and to align their interests with those of our shareholders.

          The Board of Directors proposes to increase the number of shares available for awards under the 1996 Plan to make certain there are sufficient shares available for future awards. The number of shares needed for future awards is, of course, uncertain and depends on a number of factors, including the number of additional employees and independent contractors hired (which will be related to growth and to employee turnover) and the need to continue to provide equity incentives to existing directors, officers, employees and independent contractors. At April 18, 2003, there were 46,834 shares available for awards under the 1996 Plan.

          The Board recognizes the possible dilutive effect on the shareholders. However, it believes, on balance, that the incentive that can be provided by the opportunity to participate in our growth and earnings through the granting of stock options and other awards is important to our success and, accordingly, will benefit us and our shareholders.

          2.    Administration of the Plan.    The 1996 Plan presently provides that it may be administered only by a committee consisting of two or more directors, each of whom: (i) is a "disinterested person" (as such term is defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and (ii) is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The amendments would provide that the 1996 Plan may be administered by either the Board of Directors or, at the discretion of the Board, a committee of the Board. The purpose of this amendment would be to provide the Board of Directors greater flexibility administering the 1996 Plan.

          3.    Limitation on Shares Awarded Annually to one Participant.    The amendments would limit the number of shares which may be awarded to any participant in one year to not more than 250,000 shares.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE APPROVAL OF THE AMENDMENTS

Summary of the 1996 Plan

        Set forth below is a description of the material features of the 1996 Plan.

        Administration.    The 1996 Plan is administered by a committee of two or more disinterested directors appointed by our Board of Directors (the "Committee"). The Committee has full and final authority to select the recipients of awards and to grant such awards. Subject to the provisions of the 1996 Plan, the Committee has sole and absolute discretion in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including the exercise price and conditioning the receipt or vesting of awards upon the achievement by the Company of specified performance criteria. Subject to limitations imposed by law, the Board of Directors may amend or terminate the 1996 Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the 1996 Plan or any rights thereunder without his consent. The expenses of administering the 1996 Plan are and will continue to be borne by the Company.

        Terms of Awards.    The 1996 Plan authorizes the Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of our Common Stock or any other security or benefit with a value derived from the value of our Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. The Committee may determine the exercise price of any award to be below fair market value. Such awards will result in a compensation cost to National Mercantile Bancorp equal to the difference between the fair market value and the cost to the recipient at the date of issuance. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative. The 1996 Plan provides that any person elected or appointed to serve as a director of National Mercantile Bancorp on or after October 1, 1996, who was not employed by National Mercantile Bancorp or subsidiaries and who has not previously served as a non-employee director will be granted, on the first business day following the later of the date of such election or appointment, an option to purchase 1,100 shares of our Common Stock without further action by the Committee. Non-employee director options have an exercise price equal to the fair market value of such shares on the date of grant and become fully exercisable one year from the date of grant.

        An award granted under the 1996 Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of National Mercantile Bancorp or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of National Mercantile Bancorp or other significant corporate transactions. Options granted to non-employee directors must be exercised by the sixth anniversary of the date of grant. Any stock option granted to an employee may be a tax-benefitted incentive stock option or a non-qualified stock option that is not tax-benefitted. Awards to non-employee directors may only be non-qualified stock options.

        An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such employee's tax withholding obligation with respect to such issuance, by (a) delivering previously owned shares of our capital stock or other property, (b) reducing the amount of shares or other property otherwise issuable pursuant to the award or (c) delivering a promissory note, the terms and conditions of which will be determined by the Committee. If an option permits the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered. The exercise price and any withholding taxes are payable in cash by non-employee directors, although the Board of Directors or Committee at its discretion may permit such payment by delivery of shares of our Common Stock, or by delivery of broker instructions authorizing a loan secured by the shares acquired upon exercise or payment to us of proceeds from the sale of such shares.

        Awards may not be granted under the 1996 Plan after March 28, 2006. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after the twentieth anniversary of the adoption of the 1996 Plan.

        Federal Income Tax Treatment.    The following is a brief description of the federal income tax treatment that generally will apply to awards made under the 1996 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of any award will depend on the specific nature of such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted or unrestricted stock, an award which is payable in cash or otherwise.

        Pursuant to the 1996 Plan, participants may be granted options which are intended to qualify as incentive stock options. Generally, the optionee is not taxed, and National Mercantile Bancorp is not entitled to a deduction, on the grant or exercise of an incentive stock option; although, the excess of the fair market value of the shares on the exercise date over the exercise price of the option is an item of tax preference that could create an alternative tax liability. However, if the optionee sells the shares acquired upon the exercise of an incentive stock option at any time within one year after the date of exercise of the option or two years after the date of grant of the option, then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price or the fair market value of the shares sold on the date of exercise over the price of the option. National Mercantile Bancorp will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

        The grant of an option or other similar right to acquire stock which is not an incentive stock option (a "non-qualified option") generally is not a taxable event for the optionee. Upon exercise of the option, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option, and National Mercantile Bancorp will be entitled to a deduction equal to such amount.

        Awards under the 1996 Plan also may include stock sales, stock bonuses or other grants of stock. Stock issued pursuant to these awards may be subject to certain restrictions. Pursuant to Section 83 of the Code, stock sold or granted under the 1996 Plan will give rise to taxable income at the earliest time at which such stock is not subject to substantial risk of forfeiture or is freely transferable for purposes of Section 83. At that time, the holder will recognize ordinary income equal to the excess of the fair market value of the shares (determined as of such time) over the purchase price, and National Mercantile Bancorp will be entitled to a deduction equal to such amount. Holders may elect to report income upon receipt of the award rather than wait until the restrictions lapse. In such case, the holder has no additional income to report when the restrictions lapse. If the holder of the stock is a person subject to Section 16(b) of the Securities Exchange Act of 1934 and if the sale of the stock at a profit could subject such person to suit under Section 16(b), income will be recognized in accordance with the rules described above regarding stock issued to such persons upon the exercise of an option, unless the holder makes an election under Section 83(b) to recognize income on the date the stock is issued.

        Awards may be granted under the 1996 Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards.

        National Mercantile Bancorp may be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the 1996 Plan.

        The terms of the agreements pursuant to which specific awards are made under the 1996 Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of National Mercantile Bancorp. Such awards may constitute "excess parachute payments" under the golden parachute provisions of the Code. Pursuant to such provisions, an employee will be subject to a 20% excise tax on any "excess parachute payment," and the Company will be denied any deduction with respect to such excess parachute payment.

        Outstanding Awards under the 1996 Plan.    As of the date of this Proxy Statement, options were the only awards granted under the 1996 Plan. At April 18, 2003, options to purchase 446,934 shares of Common Stock were outstanding at exercise prices ranging from $4.47 to $7.97 and 54,742 shares had been issued under the 1996 Plan. At that date, the closing sales price of the Common Stock was $6.93.

        Outstanding Awards Under All Equity Compensation Plans.    The following table sets forth as of December 31, 2002 information regarding outstanding options under all of our equity compensation plans and the number of shares available for future option grants under equity compensation plans currently in effect.

			(c)
	(a)	(b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights
Equity compensation plans approved by security holders(1)	420,843	$6.36	46,834

(1)
Includes the 1996 Stock Incentive Plan and two stock option plans which have been terminated but under which there remain outstanding options to purchase an aggregate of 58,424 shares of our Common Stock.

        Specific Awards.    No specific awards have been authorized under the 1996 Plan contingent upon the approval of the amendments.

AMENDMENT TO THE ARTICLES OF INCORPORATION

        The Board of Directors has approved an amendment to Article XIII of the Articles of Incorporation to extend the termination date of that Article from July 1, 2003 to July 1, 2006.

Description of Article XIII

        Article XIII prohibits the transfer of shares of Common Stock and Series A Preferred Stock to a person if such person is or would become by reason of such transfer the beneficial owner of more than 4.5% of our stock (as the term "stock" is defined, and such ownership is determined under Section 382 of the Internal Revenue Code of 1986). The transfer restriction will expire (1) July 1, 2003 or (ii) upon the occurrence of any transaction in which holders of all outstanding shares of capital stock receive, or are offered the opportunity to receive, cash, stock or other property for all such shares and upon the consummation of which the acquiror will own at least a majority of the outstanding shares of capital stock. In addition, the Board of Directors is expressly empowered to waive application of this transfer restriction to any specific transaction provided that such waiver is by resolution of the Board of Directors duly considered and approved by at least a majority of the Board of Directors prior to any such transfer of stock.

        This transfer restriction was originally adopted because National Mercantile Bancorp had substantial tax net operating loss carryforwards ("NOLs") in 1997. Federal and state income tax laws provide that following an ownership change of a corporation with a NOL, a net unrealized built-in loss or tax credit carryovers, the amount of annual post-ownership change taxable income that can be offset by pre-ownership change NOLs, built-in losses or tax credit carryovers, generally cannot exceed a prescribed annual limitation. The annual limitation generally equals the product of the fair market value of the corporation immediately before the ownership change (subject to certain adjustments) and the federal long term tax-exempt rate prescribed monthly by the Internal Revenue Service. If such limitations were to apply to us, our ability to reduce future taxable income by the NOLs could be severely limited. In addition, the use of certain other deductions attributable to events occurring in periods before such ownership change, that are claimed within the five-year period after such ownership change, may also be limited (such deductions, together with net operating loss carryforwards, "pre-change losses").

Reasons for the Amendment

        As of December 31, 2002, we had NOLs of $18.2 million and $559,000 million for federal and California purposes, respectively. The Board of Directors approved the amendment to reduce the risk that our use of these NOLs would be limited under Section 382 without the consent of the Board by extending the share transfer restriction.

Text of the Amendment

        The amendment would revise subparagraph (D) to read as follows (with the change shown by strikeout):

  "(D)    Termination.    This Article XIII shall have no applicability and shall be of no force and effect notwithstanding notions to the contrary on any certificates evidencing ownership of any securities of the Corporation, (i) on or after ~~2003~~ 2006 or (ii) upon the occurrence of any transaction which holders of all outstanding shares of capital stock receive, or are offered the opportunity to receive, cash, stock or other property for all such shares and upon the consummation of which the acquirer will own at least a majority of the outstanding shares of capital stock."

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE AMENDMENT TO ARTICLE XIII OF THE ARTICLES OF INCORPORATION
TO EXTEND THE SHARE TRANSFER RESTRICTION

INFORMATION ABOUT NATIONAL MERCANTILE BANCORP COMMON
AND PREFERRED STOCK OWNERSHIP

Security Ownership of Principal Shareholders and Management

        The following table provides information as of the record date regarding the Common Stock, the Series A Preferred Stock and the Series B Convertible Perpetual Preferred Stock ("Series B Preferred Stock") owned by: (i) each person we know to beneficially own more than 5% of the outstanding Common Stock, outstanding Series A Preferred Stock or outstanding Series B Preferred Stock; (ii) each of our directors; (iii) each of our executive officers named in the Summary Compensation Table included in this Proxy Statement; and (iv) all of our executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, to our knowledge each person identified in the table has sole voting and investment power with respect to the shares shown as beneficially owned.

Name and Address of Beneficial Owner(1)(2)	Number of Common Shares Owned		Percent of Class	Number of Series A Preferred Shares Owned	Percent of Class	Percent of Class of Common and Series A Preferred Shares Combined(3)	Number of Series B Preferred Shares Owned(4)	Percent of Class
James O. Pohlad(5)	312,590		11.6	168,133	22.9	15.6	334	33.4
Robert C. Pohlad(5)	312,591		11.6	168,132	22.9	15.6	333	33.3
William M. Pohlad(5)	312,591		11.6	168,132	22.9	15.6	333	33.3
Carl R. Pohlad Revocable Trust(5)	154,999		5.8	-0-	—	3.7	-0-	—
Eloise O. Pohlad Revocable Trust(5)	154,999		5.8	-0-	—	3.7	-0-	—
Hovde Capital Advisors LLC(6)	201,000		7.5	-0-	—	4.8	-0-	—
9830 Investments No. 1, a California Limited Partnership 9830 Wilshire Boulevard Beverly Hills, California 90212	-0-		—	63,282	8.6	3.0	-0-	—
Donald E. Benson	84,350	(7)	3.1	-0-	—	2.0	-0-	—
Joseph N. Cohen	4,650	(8)	—	-0-	—	—	-0-	—
Robert E. Gipson	34,696	(8)	1.3	223	—	—	-0-	—
Antoinette Hubenette, M.D.	4,550	(8)	—	-0-	—	—	-0-	—
Scott A. Montgomery	198,388	(9)	7.4	3,379	—	4.9	-0-	—
Judge Dion G. Morrow	11,200	(8)	—	-0-	—	—	-0-	—
Carl R. Terzian	4,525	(8)	—	-0-	—	—	-0-	—
Robert E. Thomson	9,236	(10)	—	639	—	—	-0-	—
All directors and executive officers as a group (10 persons)	362,845	(11)	13.5	4,241	—	8.9	-0-	—

—
Less than one percent (1%)
(1)
"Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, you "beneficially" own common or preferred stock not only if you hold it directly, but also if you own it indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have or share the power to vote the stock, to sell it or have the right to acquire it within 60 days.
(2)
The business address of each director and executive officer is c/o National Mercantile Bancorp, 1840 Century Park East, Los Angeles, California 90067.

(3)
Assumes conversion of each outstanding share of Series A Preferred Stock into two shares of Common Stock.
(4)
The Series B Preferred Stock is convertible into Common Stock at the earliest of June 30, 2005 or upon the occurrence of certain corporate mergers, reorganization or sale of assets.
(5)
The address is 60 South Sixth Street, Suite 3800, Minneapolis, Minnesota 55402.
(6)
Hovde Capital Advisors LLC shares beneficial ownership of these shares with the following entities by virtue of being the investment advisor to the entities: Financial Institution Partners III L.P.—127,500 shares; Financial Institution Partners, L.P.—56,000 shares; and Financial Institution Partners, Ltd.—19300 shares. Eric D. Hovde and Steven D. Hovde may be deemed to share beneficial ownership of these shares with Hovde Capital Advisors LLC by virtue of their ownership interest in, and positions as officers and/or members of, that entity. The address for Hovde Capital Advisors LLC. and Eric D. Hovde is 1824 Jefferson Place, N.W., Washington, D.C. 20036. The address for Steven D. Hovde is 1629 Colonial Parkway, Inverness, Illinois 60067.
(7)
Includes 2,000 shares which may be acquired upon exercise of options.
(8)
Includes 4,350 shares which may be acquired upon exercise of options.
(9)
Includes 177,508 shares which may be acquired upon exercise of options.
(10)
Includes 3,800 shares which may be acquired upon exercise of options.
(11)
Includes 216,308 shares which may be acquired upon exercise of options.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and 10% shareholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of Common Stock or Series A Preferred Stock and to provide us with copies of the reports. Based on our review of these reports, we believe that all of these persons have filed all required reports on a timely basis in 2002.

        In February 2003, Robert E. Gipson, Donald E. Benson, Joseph N. Cohen, Antoinette Hubenette, M.D., Dion G. Morrow, Carl A. Terzian, Robert E. Thomson, David R. Brown, and Henry T. McCaffrey were each granted an option under the 1996 Stock Inventive Plan, and such individuals did not timely file a Form 4 with respect to such grants.

EXECUTIVE OFFICERS

Biographies

        The Company has three executive officers: Scott A. Montgomery, David R. Brown and Henry T. McCaffrey. The biography of Mr. Montgomery is included under the section "Election of Directors."

        Mr. Brown (age 43) was appointed Executive Vice President and Chief Financial Officer of National Mercantile Bancorp and Mercantile National Bank in June 2001 and of South Bay Bank, N.A. in December 2001. From November 1997 to April 2001 he served as Chief Operating and Chief Financial Officer and a director of PriVest Bank in Costa Mesa, California.

        Mr. McCaffrey (age 50) was appointed Executive Vice President and Chief Credit Officer of National Mercantile Bancorp and Mercantile National Bank in November 2001. From October 1998 to November 2001 he served as Executive Vice President and Chief Credit Officer of Eldorado Bank in Laguna Hills, California. Prior thereto, from October 1982 to October 1998, he served in various credit administration capacities, most recently as Senior Vice President and Manager of centralized underwriting group for Commercial Banking units at Union Bank of California in Los Angeles, California.

Compensation of Executive Officers

        The following table shows certain information regarding compensation paid during the last three years to the Chief Executive Officer, each person who was an executive officer at the end of 2002 and each former executive officer whose salary and bonus exceeded $100,000 during 2002 (the "Named Executive Officers").

Summary Compensation Table

						Long Term Compensation
		Annual Compensation				Awards Securities Underlying Options/SAR's(#)
Name and Principal Position							All Other Compensation($)
	Year	Salary($)		Bonus($)
Scott A. Montgomery President and Chief Executive Officer	2002 2001 2000	310,000 250,000 250,000		-0- 62,400 150,000	(1) (1)	-0- -0- -0-	10,087 9,053 7,700	(2) (2) (2)
David R. Brown Executive Vice President & Chief Financial Officer	2002 2001	150,000 73,125	(3)	7,500 15,000		-0- 12,500	6,000 3,250	(4) (4)
Henry T. McCaffrey Executive Vice President & Chief Credit Officer	2002 2001	140,000 21,808	(5)	17,500 10,000	(6)	-0- 10,000	8,510 932	(4) (4)

(1)
Incentive bonus in accordance with his employment agreement as in effect for the respective years.

(2)
Consists of club membership fees, automobile allowance and Company-matching 401(k) contribution.

(3)
Mr. Brown commenced employment on June 18, 2001 at an annual salary of $135,000.

(4)
Consists of automobile allowance.

(5)
Mr. McCaffrey commenced employment on November 6, 2001 at an annual salary of $140,000.

(6)
Consists of a sign-on bonus.

        No stock options were granted to the Named Executives during fiscal year 2002.

        The following table sets forth certain information regarding options exercised during 2002 by the Named Executive Officers and the options held by the Named Executive Officers at year-end.

2002 Option Exercises and Year-End Option Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End(#)
						Value of Unexercised In- the-Money Options/SARs at Fiscal Year End($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized
			Exercisable		Unexercisable	Exercisable	Unexercisable
Scott A. Montgomery	-0-	-0-	177,508	(2)	-0-	$102,252	-0-
David R. Brown	-0-	-0-	6,250		6,250	$1,538	$1,538
Henry T. McCaffrey	-0-	-0-	5,000		5,000	$2,400	$2,400

(1)
In accordance with Securities and Exchange Commission rules, the value of unexercised "in-the-money" options is the difference between the closing sale price of the Common Stock on December 31, 2002 ($6.98 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

(2)
Includes an option with tandem stock appreciation rights (SARs) with respect to 16,500 shares of Common Stock.

Employment Agreement with Chief Executive Officer

        Mr. Montgomery has entered into an employment agreement effective as of January 1, 1999 and terminating March 1, 2007. Under the agreement, as amended, Mr. Montgomery is entitled to: (1) an annual base salary of $310,000 (with annual cost of living increases not to exceed 5% per year); (2) an incentive bonus equal to 3% of the first $3 million of National Mercantile Bancorp's pre-tax profit, 4% of the next $2 million of pre-tax net profit and 5% of the pre-tax profit over $5 million, with a maximum bonus equal to Mr. Montgomery's annual base salary for the year; and (3) certain other benefits, including a company automobile and payment of club membership dues. National Mercantile Bancorp may terminate Mr. Montgomery's employment at any time with or without cause, provided that if termination is without cause, Mr. Montgomery would be entitled to receive as severance pay his base salary for 18 months following termination. In addition, if no later than one year following certain changes of control Mr. Montgomery terminates his employment or his employment is terminated without cause, Mr. Montgomery will be entitled to a lump sum payment equal to 18 months of his base salary then in effect.

Compensation Committee Interlocks and Insider Participation

        During 2002 Directors Hubenette, Montgomery, Morrow and Thomson served as members of the Stock Option and Compensation Committee. All members of the Stock Option and Compensation Committee during 2002 were outside directors, except for Mr. Montgomery. Mr. Montgomery was excluded from participating in any action taken by the Stock Option and Compensation Committee or the full Board of Directors relating to his own compensation.

The following report of the Compensation Committee and Performance Graph are not deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that National Mercantile Bancorp specifically incorporates this information by reference.

REPORT ON EXECUTIVE COMPENSATION FOR 2002

        During 2002 the Stock Option and Compensation Committee administered our executive compensation program. This Committee has furnished the following report on executive compensation for 2002.

Compensation Policy

        The main objective of our executive compensation program is to offer competitive compensation to attract and retain qualified executives, to motivate performance and to achieve our long-term goals. We believe our compensation program has an appropriate relationship between executive pay and enhancing shareholder value. The compensation program consists of base salary, stock options and bonuses.

CEO Compensation

        During 2002 National Mercantile Bancorp's Chief Executive Officer, Scott Montgomery, was compensated in accordance with his employment agreement, which was amended effective January 1, 2002. See "Executive Officers—Employment Agreement with Chief Executive Officer." The amendment increased Mr. Montgomery's base salary as of January 1, 2002 from $250,000 to $310,000, modified the method of calculating his bonus compensation, and provide for a lump sum payment to Mr. Montgomery in certain circumstances involving a change of control. The Committee approved these changes to remain competitive with industry trends.

Compensation of Other Executive Officers

        Base Salary.    We pay salaries that we believe are competitive with those paid by other banks and financial institutions of similar size and performance which are located in the same general geographic area. We obtain peer group data from various sources, including compensation surveys, industry studies and proxy statements of other financial institutions. We review and set salary ranges annually to ensure that the base salary ranges reflect competitive job market conditions.

        We set salary based upon the executive's experience, past and potential future contributions to National Mercantile Bancorp and its subsidiaries. Annual salary increases are based on the executive's responsibilities, performance and achievement of pre-established goals.

        Bonus.    We award annual discretionary bonuses to executive officers other than the Chief Executive Officer, based on a variety of factors. These include job responsibilities and performance, meeting any specified objectives, and management, leadership and other contributions to growth and profitability. In 2002, strong consideration was given to contributions to the successful integration of South Bay Bank. The amount of the bonus pool in any year is affected by National Mercantile Bancorp's operating results.

        Stock Options.    We believe that stock ownership by executives and employees provides valuable performance incentive. We have granted stock options under various stock plans since 1983. We also believe that stock ownership by executives and employees creates a vital long term partnership between management and other shareholders. We view stock options as a strong incentive and an important component for management to increase shareholder value. Historically, we have granted stock options at fair market value of the Common Stock at the date of grant.

Tax Limits on Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that may be deducted for Federal income tax purposes by the Company in any year with respect to each of the Company's five most highly paid executive officers. The compensation expense associated with the exercise of non-incentive options in certain circumstances by an executive officer could be included towards the $1,000,000 limit. All compensation paid by us to the executive officers in 2002 will be tax deductible.

Dated: April 8, 2003	Compensation Committee Dion G. Morrow, Chairman Antoinette Hubenette, M.D. Scott A. Montgomery Robert E. Thomson

Performance Graph

        The following graph shows a five-year comparison of cumulative total returns (stock price appreciation plus reinvested dividends) for the Common Stock, the NASDAQ Market Index and a selected peer group. The peer group includes the following companies: Alliance Bancshares California, First Coastal Bancshares, First Regional Bancorp and First State Bank of California.

        The closing price of our Common Stock on December 31, 2002 was $6.98 per share. The stock price performance of our Common Stock shown in the graph below represents past performance only and does not necessarily indicate future performance.

Comparison of Five-Year Total Shareholder Return
Among National Mercantile Bancorp, NASDAQ
Market Index and Peer Group Index

        Assumes $100 invested on January 1, 1998 and that dividends are reinvested through December 31, 2002.

Independent Public Accountants

        Ernst & Young LLP audited our financial statements for the year ended December 31, 2002. We expect a representative from Ernst & Young will be present at the Annual Meeting. We will provide the representative with the opportunity to make a statement if desired and to respond to appropriate questions by shareholders.

        For 2002, the fees billed for professional services by Ernst & Young were as follows: Audit Fees—$61,754; Financial Information System Design and Implementation Fees—$-0-; and All Other Fees $-0-.

        Arthur Andersen LLP audited our financial statements for the year ended December 31, 2001. On August 5, 2002, we removed Arthur Andersen LLP as our independent public accountants and retained Ernst & Young LLP. This change was made upon the recommendation of our Audit Committee and with the approval of our Board. The decision to change independent public accountants was based on the continuing uncertainty regarding Arthur Andersen's future and was not a reflection of Arthur Andersen's commitment or the quality of the services it provided to us.

        Arthur Andersen's reports on our financial statements for the year ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. From January 1, 2001 to the date of removal of Arthur Andersen, we had no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-B.

        From January 1, 2001 to the date of removal of Arthur Andersen, and prior to its engagement, we did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B.

Shareholder Proposals for 2004 Annual Meeting

        If you wish to submit proposals to be included in our proxy statement for the 2004 Annual Meeting of Shareholders, we must receive them on or before January 1, 2004. Please address your proposals to: Corporate Secretary, National Mercantile Bancorp, 1840 Century Park East, Los Angeles, California 90067.

By Order of the Board of Directors

Rita Melchor Corporate Secretary
Dated: April 28, 2003

Additional Text in Bold
Deleted Text in ~~Strikeout~~

NATIONAL MERCANTILE BANCORP
AMENDED 1996 STOCK INCENTIVE PLAN
~~(Amended as of June 6, 2002)~~
(As Amended through May 29, 2003)

        Section 1.    PURPOSE

        The purpose of the 1996 Stock Incentive Plan (the "1996 Plan") of National Mercantile Bancorp, a California corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "Company"), is to enable the Company to attract, retain and motivate its employees and independent contractors by providing for or increasing the proprietary interests of such employees and independent contractors in the Company, and to enable the Company to attract, retain and motivate its nonemployee directors and further align their interest with those of the shareholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

        2.    PERSONS ELIGIBLE

        Each director, officer, employee or independent contractor of the Company or any of its subsidiaries (each, a "Participant") shall be eligible to be considered for the grant of an Award (as hereinafter defined) under the 1996 Plan. Directors who are not employees ("Nonemployee Directors") may receive awards in addition to those described under Section 10 of the 1996 Plan.

        3.    AWARDS

        (a)  The ~~Committee~~ Administrator (as hereinafter defined) responsible for administration of the 1996 Plan is authorized to enter into any type of arrangement on behalf of the Company with a Participant that is not inconsistent with the provisions of the 1996 Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock of the Company ("Common Shares") or (ii) Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the grant of an "Award."

        (b)  Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

        (c)  Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the ~~Committee~~ Administrator, including, without limitation, services rendered by the recipient of such Award.

        (d)  Subject to the provisions of the 1996 Plan, the ~~Committee~~ Administrator, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted hereunder, which terms and conditions may include, among other things:

          (i)    a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

            (A)  the delivery of cash;

            (B)  the delivery of other property deemed acceptable by the ~~Committee~~ Administrator;

            (C)  the delivery of previously owned shares of capital stock of the Company (including "pyramiding"); or

            (D)  a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award.

          (ii)  a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the ~~Committee~~ Administrator, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined by the ~~Committee~~ Administrator), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

          (iii)  a provision required in order for such Award to qualify as an incentive stock option (an "Incentive Stock Option") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that no Award issued to any Nonemployee Director or any independent contractor of the Company shall qualify as an Incentive Stock Option.

        Section 4.    STOCK SUBJECT TO THE 1996 PLAN

        (a)  At any time, the aggregate number of Common Shares issued or issuable pursuant to all Awards (including all Incentive Stock Options) granted under the 1996 Plan shall not exceed ~~548,510~~ 668,510 shares subject to adjustment as provided in Section 7 hereof.

        (b)  For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued or issuable pursuant to Awards granted under the 1996 Plan shall at any time be deemed to be equal to the sum of the following:

          (i)    the number of Common Shares that were issued prior to such time pursuant to Awards granted under the 1996 Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

          (ii)  the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under the 1996 Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

          (iii)  the maximum number of Common Shares that are or may be issuable at or after such time pursuant to Awards granted under the 1996 Plan prior to such time.

        (c)  No Participant shall be granted Awards during any 12-month period covering more than 250,000 Common Shares.

        Section 5.    DURATION

        Unless sooner terminated pursuant to Section 8 below, the 1996 Plan shall terminate on March 28, 2006. No Awards shall be granted under the 1996 Plan while the 1996 Plan is suspended or after it is terminated.

        Section 6.    ADMINISTRATION

        ~~(a)  The 1996 Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors, each of whom: (i) is a "disinterested person" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time); and (ii) is an "outside director" within the meaning of Section 162(m) of the Code. Members of the Committee shall serve at the pleasure of the Board, and the Board may from time to time remove members from or add members to, the Committee.~~

        ~~(b)  Subject to the provisions of the 1996 Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of the 1996 Plan, including, without limitation, the following:~~

          ~~(i)    adopt, amend and rescind rules and regulations relating to the 1996 Plan;~~

          ~~(ii)  determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;~~

          ~~(iii)  grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;~~

          ~~(iv)  determine the terms and conditions of the Nonemployee Director Options that are automatically granted hereunder, other than the terms and conditions specified in Section 10 hereof;~~

          ~~(v)  determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and~~

          ~~(vi)  interpret and construe the 1996 Plan and the terms and conditions of any Award granted hereunder.~~

        (a)  The 1996 Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") to which administration of the 1996 Plan, or of part of the Plan, is delegated by the Board (in either case, the "Administrator"). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. At Board's discretion, the Committee may be comprised solely of "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and/or "outside directors" within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the 1996 Plan. Notwithstanding any provision in the 1996 Plan to the contrary, in the event that the Administrator is acting with respect to an Award granted or to be granted to a member of the Board, such Board member shall abstain from any vote taken by the Board or the Committee with respect to such Award (or, if such Board member does vote on the matter, his vote will not be counted in determining whether the matter in question has been approved).

        (b)  Subject to the other provisions of the 1996 Plan, the Administrator shall have the authority, in its discretion: (i) to grant Awards; (ii) to determine the fair market value of the Common Shares subject to Awards; (iii) to determine the exercise price of Awards granted; (iv) to determine the persons to whom, and the time or times at which, Awards shall be granted, and the number of shares subject to each Award; (v) to interpret the 1996 Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the 1996 Plan; (vii) to determine the terms and provisions of each Award granted (which need not be identical), including but not limited to, the time or times at which Awards shall be exercisable; (vii) to modify or amend any Award (with the consent of the Participant if the modification or amendment is adverse to the Participant; (ix) to defer (with the consent of the Participant) the exercise date of any Award; (x) to authorize any person to execute on behalf of the

Company any instrument evidencing the grant of an Award; and (xi) to make all other determinations deemed necessary or advisable for the administration of the 1996 Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

        (c)  All questions of interpretation, implementation, and application of the 1996 Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

        Section 7.    ADJUSTMENTS

        If the outstanding shares of the class of Company stock then subject to the 1996 Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the ~~Committee~~ Administrator shall make appropriate and proportionate adjustments in: (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under the 1996 Plan; and (ii) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under the 1996 Plan. The determination of the ~~Committee~~ Administrator as to what adjustments shall be made pursuant to this section, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the 1996 Plan on account of any such adjustment.

        Section 8.    AMENDMENT AND TERMINATION

        The Board may suspend or terminate the 1996 Plan at any time; provided, however, that no such suspension or termination shall deprive the recipient of any Award theretofore granted under the 1996 Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

        The Board may amend the 1996 Plan at any time and in any manner subject to the following limitations:

        (a)  No such amendment shall deprive the recipient of any Award theretofore granted under the 1996 Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto;

        (b)  Except as otherwise provided in Section 7 relating to adjustments upon changes in stock, no such amendment shall be effective unless approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, represented and entitled to vote at a shareholders meeting or by the written consent of a majority of the outstanding shares of the Company where such shareholder approval is required by law or pursuant to the Articles of Incorporation or Bylaws of the Company; and

        (c)  Section 10 hereof shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.

        Section 9.    EFFECTIVE DATE

        The 1996 Plan shall be effective as of June 18, 1997, the date upon which it was approved by the shareholders of the Company; provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative vote of the holders (the "Shareholders") of a majority of the outstanding shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of California.

        Section 10.    NONEMPLOYEE DIRECTOR OPTIONS

        (a)  Any person elected or appointed to serve as a Nonemployee Director who has not previously served as a Nonemployee Director of the Company on or prior to October 1, 1996, shall be granted, on the first business day following the later of the date of such election or appointment or the date the 1996 Plan is approved by the Shareholders, an option to purchase 1,100 Common Shares without the requirement of any further action by the ~~Committee~~ Administrator. On the first business day following the date of the annual meeting of shareholders of the Company held in 1998, or any adjournment thereof (the "1998 Meeting"), any person who was a Nonemployee Director on or after the effective date of the 1996 Plan and who is re-elected to the Board at the 1998 Meeting shall be granted an option to purchase 550 Common Shares without the requirement of any further action by the ~~Committee~~ Administrator. Options that may be granted to newly-elected Nonemployee Directors or to re-elected Nonemployee Directors under this Section 10 shall be referred to collectively as the "Nonemployee Director Options." The date on which a Nonemployee Director Option is granted shall be the Date of Grant for such option.

        (b)  If, on any date upon which Nonemployee Director Options are to be automatically granted pursuant to this Section 10, the number of Common Shares remaining available for options under the 1996 Plan is insufficient for the grant to each Nonemployee Director entitled thereto of a Nonemployee Director Option to purchase the entire number of Common Shares specified in this Section 10, then a Nonemployee Director Option to purchase a proportionate amount of such available number of Common Shares (rounded to the nearest whole share) shall be granted to each Nonemployee Director entitled thereto on such date.

        (c)  Each Nonemployee Director Option granted under the 1996 Plan shall become fully exercisable one year from the Date of Grant, provided that in the event that a Change of Control (as defined below) shall occur, such granted Nonemployee Director Option shall be immediately exercisable.

        (d)  Each Nonemployee Director Option granted under the 1996 Plan shall expire upon the sixth anniversary of the Date of Grant.

        (e)  Each Nonemployee Director Option shall have an exercise price equal to the aggregate Fair Market Value on the Date of Grant of the Common Shares subject thereto.

        (f)    Payment of the exercise price of any Nonemployee Director Option granted under the 1996 Plan shall be made in full in cash concurrently with the exercise of such option; provided however, that, in the discretion of the ~~Board~~ Administrator, the payment of such exercise price may instead be made:

          (i)    in whole or in part, with Common Shares delivered concurrently with such exercise (such shares to be valued on the basis of the Fair Market Value of such shares on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring Common Shares; or

          (ii)  in whole or in part, by the delivery, concurrently with such exercise and in accordance with Section 220.3(e)(4) of Regulation T promulgated under the Exchange Act, of a properly executed exercise notice for such option and irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount of the proceeds of a sale of or a loan secured by the Common Shares issuable upon exercise of such option.

        (g)  For purposes of this Section 10, the "Fair Market Value" of a Common Share or other security on any date (the "Determination Date") shall be equal to the average of the high bid and low asked prices per Common Share or unit of such other security on the business day immediately preceding the Determination Date in the market where the security is traded, or, if the Common Shares or such other security were not quoted by any such organization on such immediately preceding business day, as determined by the ~~Board~~ Administrator. For purposes of this Section 10, the term "Change of Control" shall mean the occurrence of either of the following events: (a) the Company consolidates with or merges with or into any person or conveys, transfers or leases all or substantially all of its assets to any person, or any corporation consolidates with or merges into or with the Company in any event pursuant to a transaction in which the outstanding voting stock or units of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding voting stock or units of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation or organization of the Company) or where the outstanding voting stock or units of the Company is changed into or exchanged for voting stock or units of the surviving corporation or organization which is not redeemable, or no "person" or "group" owns immediately after such transaction, directly or indirectly, an amount of outstanding voting stock or units necessary to effect the change of control of, or influence over, the surviving corporation or organization, as the case may be, or (b) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

        (h)  Each Nonemployee Director Option shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

        (i)    Nonemployee Director Options are not intended to qualify as Incentive Stock Options.

        (j)    Any options granted to Nonemployee Directors in addition to the automatic options granted under Section 10(a) shall be considered "Nonemployee Director Options" for purposes of this Section 10.

- DETACH PROXY CARD HERE -

PROXY

NATIONAL MERCANTILE BANCORP
ANNUAL MEETING OF SHAREHOLDERS, MAY 29, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NATIONAL MERCANTILE BANCORP

        The undersigned hereby appoints Scott A. Montgomery and Robert E. Thomson, and each of them, the proxy or proxies of the undersigned with full powers of substitution to each, to attend the Annual Meeting of Shareholders of National Mercantile Bancorp (the "Meeting") to be held on May 29, 2003 at Mercantile National Bank, 1840 Century Park East, Main Floor, Los Angeles, CA 90067, beginning at 6:00 p.m. local time, and any adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated on the reverse side, on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the Proxy Statement dated April xx, 2003.

PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLACK OR BLUE INK. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES "FOR" THE AMENDMENTS TO THE 1996 STOCK INCENTIVE PLAN AND "FOR" THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

(Continued, and to be marked, dated and signed, on the other side)

- DETACH PROXY CARD HERE -

This proxy will be voted FOR the nominees, FOR the Amendment to the 1996 Stock Incentive Plan, and FOR the Amendment to Article XIII of the Articles of Incorporation, unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the Meeting.

1.	Election of the following nominees as directors:

Donald E. Benson, Joseph N. Cohen, Robert E. Gipson, Antoinette Hubenette, M.D., Scott A. Montgomery, Judge Dion G. Morrow, Carl R. Terzian and Robert E. Thomson.
	(Authority to vote for any nominee may be withheld by lining through or otherwise striking out the name of such nominee).	☐	FOR	☐	WITHHOLD
2.	Amendments to the 1996 Stock Incentive Plan	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	Amendment to Article XIII of the Articles of Incorporation to extend the termination date for Article XIII (which imposes a share transfer restriction) from July 1, 2003 to July 1, 2006.	☐	FOR	☐	AGAINST	☐	ABSTAIN

I (We) ☐ DO ☐ DO NOT expect to attend the Meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-KSB OF NATIONAL MERCANTILE BANCORP.

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)
Dated:	, 2003
Signature
Signature if held jointly

Please Detach Here
- You Must Detach This Portion of the Proxy Card -
Before Returning it in the Enclosed Envelope

QuickLinks

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS to be held Thursday, May 29, 2003
NATIONAL MERCANTILE BANCORP PROXY STATEMENT 2003 ANNUAL MEETING OF SHAREHOLDERS to be held May 29, 2003
ELECTION OF DIRECTORS
NATIONAL MERCANTILE BANCORP AMENDED 1996 STOCK INCENTIVE PLAN (Amended as of June 6, 2002) (As Amended through May 29, 2003)